EXHIBIT 99.2

CERTIFICATION OF PERIODIC FINANCIAL REPORTS

The undersigned hereby certifies that this Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2002 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial conditions and results of operations of SI Diamond Technology, Inc.

Date: August 9, 2002	/s/ Douglas P. Baker Douglas P. Baker Chief Financial Officer (Principal Financial Officer)